Exhibit 10.93

GUARANTY BY CORPORATION

Dated: September 21, 2022

JANONE INC.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Gulf Coast Bank and Trust Company, a Louisiana corporation (herein, with its participants, successors and assigns, called "Gulf Coast11), at its option, at any time or from time to time to make loans, buy accounts receivable, buy or finance purchase orders, or extend other accommodations to or for the account of ARCA Recycling, Inc., a California corporation (herein called "Borrower") or to engage in any other transactions with Borrower, the undersigned hereby absolutely and unconditionally guarantees to Gulf Coast the full and prompt payment when due, whether at maturity or earlier by reason of acceleration, demand or otherwise, of any and all present and future debts, liabilities and obligations owed by Borrower to Gulf Coast; and the undersigned acknowledges and agrees with Gulf Coast that:

I. The debts, liabilities and obligations guaranteed hereby (collectively the "Indebtedness") shall include, but shall not be limited to, debts, liabilities and obligations arising out of loans, credit facilities, factoring arrangements, credit transactions, financial accommodations, discounts, purchases of property or other transactions with Borrower or for Borrower1s account or out of any other transaction or event, owed to Gulf Coast or to others by reason of participations granted to, interests acquired by, created for, or sold to them by Gulf Coast, in each case whether now existing or hereafter arising, whether arising directly in a transaction or event involving Gulf Coast or acquired by Gulf Coast from another by purchase or assignment or as collateral security, whether owed by Borrower as drawer, maker, endorser, accommodation party, guarantor, principal, surety or as a member of any partnership, syndicate, association or group or in any other capacity, whether absolute or contingent, direct or indirect) primary or secondary, sole, joint, several or joint and several, secured or unsecured, due or not due, contractual, tortious, or statutory, liquidated or unliquidated, arising by agreement or imposed by law or otherwise.

2.
The undersigned represents and warrants to Gulf Coast that (i) the undersigned is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty;

(ii) the execution, delivery and performance of this Guaranty by the undersigned have been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or by-laws or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized officers of the undersigned and constitutes its lawful, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of

. creditors' rights); and (iv) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

3.
No act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the undersigned or modify, reduce, limit or release the liability of the undersigned hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the undersigned and is irrevocable. The dissolution, adjudication of bankruptcy or incapacity of the undersigned shall not be effective to revoke this Guaranty.

4.
The undersigned represents and warrants to Gulf Coast that the undersigned has or have a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts) purchases of property and other transactions and events resulting in the creation of Indebtedness guaranteed hereby, and that this Guaranty is given for a business purpose. Gulf Coast may rely conclusively on a continuing warranty, hereby made, that the undersigned continues to be benefited by this Guaranty and Gulf Coast shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Gulf Coast without regard to the receipt, nature or value of any such benefits.

5.
If the undersigned shall be dissolved, or shall initiate or have initiated against the undersigned any act, process or proceeding under any bankruptcy, insolvency or reorganization law or otherwise for the modification or adjustment of the rights of creditors, then Gulf Coast shall have the right to declare immediately due and payable, and the undersigned will forthwith pay to Gulf Coast, the full amount of all unmatured Indebtedness then outstanding, together with Indebtedness which is then due and payable.

6.
The undersigned shall be liable for all Indebtedness, without any limitation as to amount, plus accrued interest thereon and all attorneys1 fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created and continued in any amount without affecting or impairing the liability of the undersigned hereunder.

7.
The undersigned hereby waives and releases any claim, right, or remedy which the undersigned may now have or hereafter acquire against Borrower that arises hereunder and/or which arises under any other guaranty of or promise to pay the Indebtedness by the undersigned or any other guarantor. The waiver and release contained herein includes, without limitation, the waiver of any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Gulf Coast against Borrower or any security, collateral, account or purchase order contract which Gulf Coast now has or hereafter acquires or purchases, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

8.
Upon request, the undersigned agrees to execute and deliver a subordination agreement in form and substance satisfactory to Gulf Coast whereby the undersigned subordinates to all present and future debts of Borrower to Gulf Coast.

9.
The undersigned will pay or reimburse Gulf Coast for all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Gulf Coast in endeavoring to collect any Indebtedness or in enforcing this Guaranty.

10.
Gulf Coast shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for Borrower. W11ether or not any existing relationship between the undersigned and Borrower has been changed or ended and whether or not this Guaranty has been revoked, Gulf Coast may enter into transactions resulting in the creation or continuance of Indebtedness and may otherwise agree, consent to, or suffer the creation or continuance of any Indebtedness, without any consent or approval by the undersigned and without any prior or subsequent notice to the undersigned. The liability of the undersigned shall not be affected or impaired by any of the following acts or things (which Gulf Coast is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to the undersigned): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of recoupment and/or setoff) for Indebtedness, or see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon

Indebtedness. The undersigned waives any and all defenses and discharges available to a surety, guarantor,

or accommodation co-obligor.

11.
The undersigned waives any and all defenses, claims, recoupments, setoffs and discharges of Borrower, or any other obliger, pe1taining to Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against Gulf Coast any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, antideficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to B01rnwer or any other person liable in respect of any Indebtedness, or any recoupment or setoff available against Gulf Coast to Bo1Tower or any such other person, whether or not on account of a related transaction, and the undersigned expressly agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Borrower or any other obliger for such deficiency is discharged pursuant to statute or judicial decision. The liability of the undersigned shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, a1Tangement, composition or readjustment of, or other similar event or proceeding affecting, Borrower or any of its assets. The undersigned will not assert, plead or enforce against Gulf Coast any claim, defense, recoupment or setoff available to the undersigned against Borrower.

12.
The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing indebtedness. Gulf Coast shall not be required first to resort for

.Payment of the Indebtedness to Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Guaranty.

13.
If any payment applied by Gulf Coast to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obliger), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

14.
The liability of the undersigned under this Guaranty is in addition to and shall be cumulative with all other liabilities of the undersigned to Gulf Coast as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Indebtedness or obligation of Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

15.
The provisions of this Guaranty are severable, and in any action or proceeding involving any State corporate law, or any State or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Borrower hereunder would otherwise be held or determined to be void, invalid, or unenforceable on account of the grant of a security interest hereunder to secure Borrower’s contingent obligations, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Borrower, Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

16.
This Guaranty shall be effective upon delivery to Gulf Coast, without further act, condition or acceptance by Gulf Coast, shall be binding upon the undersigned and the successors and assigns of the undersigned and shall inure to the benefit of Gulf Coast and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and Gulf Coast. This Guaranty shall be governed by the law of the State of Minnesota. The undersigned consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any action or controversy related in any way to this Guaranty, waives any argument that venue in such forums is not Convenient, and agrees that any litigation initiated by the undersigned against Gulf Coast relating in any way to this Guaranty shall be venued (at Gulf Coast's sole option) in either the District Court of Dakota or Hennepin County, Minnesota or the United States District Court, District of Minnesota, The undersigned waives notice of Gulf Coast's acceptance hereof. This Guaranty is dated as of the date indicated at the top.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the dated

.indicated above.

JANONE!NC.

Tony Isaac, CEO

Guarantor's state of organization: Nevada Guarantor's principal office is located at:

325 East Warn1 Springs Road, Suite 102

Las Vegas, NV 89119